UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 29, 2019

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	5257334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 972 (72) 2608004

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

OWC PHARMACEUTICAL RESEARCH CORP. REPORTS POSITIVE SAFETY DATA FROM

PHASE 1 (SAFETY) CLINCIAL TRIAL FOR MEDICAL GRADE CANNABIS OINTMENT FOR TREATMENT OF SKIN DISEASES

Ramat Gan, Israel, January 29, 2019 –OWC Pharmaceutical Research Corp. (OTCQB: OWCP), a developer of cannabinoid-based therapies targeting a variety of different medical conditions and disorders, today reported positive Phase 1 safety data for its medical grade cannabis MSG ointment for the treatment of skin diseases. No severe adverse events were observed in the trial. The Company is on track to initiate a Phase 2 trial of MSG ointment for the treatment of psoriasis during the third quarter 2019.

This Phase 1 trial was a single center, prospective, placebo-controlled, study to assess the safety and tolerability of topical MGC ointment (3% CBD, 3% THC) in healthy subjects. The study was conducted at Sheba Academic Medical Center in Israel between September 2017 when the first subject entered the study and January 2019 when the last subjected completed the study.

The Study was divided into two stages:

Stage I was designed to evaluate the safety and tolerability following a single dose application of MGC ointment in 26 healthy volunteers. Subjects were hospitalized and monitored for 24 hours. Stage 2 was designed to assess the safety and tolerability of repeated applications of MGC topical ointment in healthy volunteers over a six week period. A total of 20 healthy subjects (13 subjects that participated in stage I and 7 newly recruited subjects) participated in this stage. MSG ointment treatment was applied by the subjects themselves, at home, twice daily. Subjects were asked to apply MGC ointment (daily dose of 30 mg CBD: 30 mg THC) on one arm and a placebo ointment (vehicle only) on the other arm. Investigators were blinded as to the type of treatment that was applied to each arm.

No severe adverse events were observed in either stages of the study. Minor irritation was observed in one subject.

About OWC Pharmaceutical Research Corp

OWC Pharmaceutical Research Corp., through its wholly-owned Israeli subsidiary, One World Cannabis Ltd., (collectively ‘OWC’ or the ‘Company’) conducts medical research and clinical trials to develop cannabis-based pharmaceuticals and treatments for conditions including multiple myeloma, psoriasis, fibromyalgia, PTSD, and migraines.

OWCP is also developing unique and effective delivery systems and dosage forms of medical cannabis. All OWC research is conducted at leading Israeli hospitals and scientific institutions and led by internationally renowned investigators.

Contact: Mordechai Bignitz , Chief Executive Officer - OWC Pharmaceutical research crop,

info@owcpharma.com

Tel: +972-(72)-260-8004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC Pharmaceutical Research Corp.

	By:	/s/ Mordechai Bignitz
	Name:	Mordechai Bignitz
	Title:	Chief Executive Officer

Date: January 29, 2019